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                                                                    EXHIBIT (32)

               Certification Pursuant to 18 U. S. C. Section 1350,
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of The Gorman-Rupp Company on Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U. S. C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date:  April 29, 2004                   /s/JEFFREY S. GORMAN
                                        ---------------------
                                        Jeffrey S. Gorman
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


                                        /s/ROBERT E. KIRKENDALL
                                        ------------------------
                                        Robert E. Kirkendall
                                        Senior Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)


The foregoing certification is being furnished solely pursuant to 18 U. S. C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.







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